UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 11, 2020

ReWalk Robotics Ltd.
(Exact name of registrant as specified in its charter)

Israel	001-36612	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3 Hatnufa St., Floor 6, Yokneam Ilit, Israel		2069203
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: +972.4.959.0123

Not applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act

Title of each class	Trading symbol	Name of each exchange on which registered
Ordinary shares, par value NIS 0.25	RWLK	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

NASDAQ Rule 5550(a)(2) Listing Compliance

As previously disclosed, on March 24, 2020, ReWalk Robotics Ltd. (the “Company,” “we” or “ReWalk”) received a notification letter from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company did not satisfy the requirement for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2) (“Rule 5550(a)(2)”) to maintain a minimum bid price of $1.00 per share.

On May 11, 2020, the Company received written notice (the “Compliance Notice”) from Nasdaq informing the Company that it has regained compliance with Rule 5550(a)(2) and this matter is now closed.

Reliance on SEC Relief from Filing Requirements

The Company intends to rely on the Securities and Exchange Commission (“SEC”) order issued on March 25, 2020 pursuant to Section 36 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (Release No. 34-88465) (the “Order”) extending the deadlines by up to 45 days for filing certain reports made under the Exchange Act, where the filing person is unable to meet the filing deadline due to circumstances related to COVID-19. The Company is relying on the Order with respect to its quarterly report on Form 10-Q for the quarter ended March 31, 2020 (the “Q1 2020 Form 10-Q”).

As result of the global outbreak of the COVID-19 virus, the Company has evaluated its ongoing efforts to prepare and file its Q1 2020 Form 10-Q.  The Company has been observing the recommendations of the local governments and health authorities in the locations in which it operates in order to minimize exposure risk to COVID-19 for its employees, including through the temporary closure of its corporate headquarters and having employees work remotely. Company management and professional staff have therefore been unable to conduct work required to prepare our financial statements and related disclosure for the quarter ended March 31, 2020 on a timely basis due to the disruption in business operations and remote work arrangements. As a result, the Company is unable to file the quarterly report on Form 10-Q for its quarter ended March 31, 2020 by the original due date without unreasonable effort or expense due to circumstances related to COVID-19. Although the Company can provide no assurance, the Company plans to file the Q1 2020 Form 10-Q on June 3, 2020, but, in any event, no later than June 29, 2020, which is 45 days from the Q1 2020 Form 10-Q’s original filing deadline of May 15, 2020.

In addition, the Company is supplementing the risk factors previously disclosed in its annual report on Form 10-K for the year ended December 31, 2019 and its subsequent current reports on Form 8-K, with the following risk factor:

A pandemic, epidemic or outbreak of an infectious disease, such as COVID-19, has adversely affected and may continue to materially and adversely impact our business, our operations and our financial results.

The recent outbreak of COVID-19, which surfaced in Wuhan, China, in December 2019, has since been declared a pandemic and has spread to multiple global regions, including the United States, Europe and other parts of Asia. The impact of this pandemic has resulted in and will likely continue to result in significant disruptions to the global economy, as well as businesses and capital markets around the world. In an effort to halt the outbreak of COVID-19, a number of countries, including the United States and Germany where we have key operations, have placed significant restrictions on travel, and many businesses have announced extended closures. While these actions vary by locale, they have generally been expanding in scope. For example, a number of states, including Massachusetts, where our US headquarters are located, and Israel, where our corporate headquarters are located, previously issued or have issued and contain to maintain orders requiring businesses that do not conduct essential services to temporarily close their physical workplaces to employees and customers.

The COVID-19 outbreak has had, and a continuing outbreak or future outbreaks may have, several adverse effects on our business, results of operations and financial condition.

Sales.  In particular, the steps we have taken to safeguard employees and patients have curtailed direct sales activities, including our ability to train patients how to use our system, which has adversely impacted our revenues in the first quarter of 2020.  The overall impact of the limitations on our sales efforts are currently hard to determine because, in addition to the short-term impacts, we are unable to interact and test our system with potential new patients at the same levels that we have used to before the COVID-19 outbreak.  It may take an extended period after current restrictions end for us to engage potential new clients.  We continue to monitor our sales pipeline on a day-to-day basis.

Repairs. In addition, we have been unable to repair existing systems with the result that we have had to ship temporary replacement systems in some cases.  We cannot be certain when social distancing restrictions will be lifted and, once they are lifted, whether sales of our systems will offset the revenue that we have forgone earlier in the year.

Production and Supply Chain. Our manufacturing may be impacted due to supply chain delays or adverse impacts on our production capacity due to government directives or health protocols that might impact our production facility.  In addition, given the impact of current limitations on our sales activities, it has become hard for us to forecast effectively our future requirements for systems.  Accordingly, there is a greater risk that we may overproduce or underproduce compared to sales.

Regulatory and clinical trials. Limitations on travel and business closures recommended by federal, state, and local governments, could, among other things, impact our ability to enroll patients in clinical trials, recruit clinical site investigators, and obtain timely approvals from local regulatory authorities.  In our post market study that we continue to conduct, we may face decreased ability to contact patients where a patient’s COVID-19 status is unknown. Regulatory oversight and actions regarding our products have been and may continue to be disrupted or delayed in regions impacted by COVID-19, including the United States and Europe, which have been and may continue to impact review and approval timelines for products in development and/or changes to existing products that need regulatory review and approval.

Negative impacts on our suppliers and employees.  COVID-19 may impact the health of our employees, directors, partners or customers, reduce the availability of our workforce or those of companies with which we do business, divert our attention toward succession planning, or create disruptions in our supply or distribution networks. The adverse effects of such events on us may include disruption to our operations, or demand for our products in the short and/or long term.

Our future results of operations and liquidity could be adversely impacted by delays in payments of outstanding receivable amounts beyond normal payment terms, supply chain disruptions and operational challenges faced by our customers.  Continued outbreaks of COVID-19 could result in a widespread health crisis that could adversely affect the economies and financial markets of many countries, resulting in an economic downturn or a global recession that could affect demand for our products and likely impact our operating results. These may further limit or restrict our ability to access capital on favorable terms, or at all, lead to consolidation that negatively impacts our business, weaken demand, increase competition, cause us to reduce our capital spend further, or otherwise disrupt our business.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the U.S. Securities Act of 1933, and Section 21E of the U.S. Securities Exchange Act of 1934. Such forward-looking statements may include projections regarding ReWalk’s future performance and other statements that are not statements of historical fact and, in some cases, may be identified by words like “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “should,” “would,” “seek” and similar terms or phrases. The forward-looking statements contained in this press release are based on management’s current expectations, which are subject to uncertainty, risks and changes in circumstances that are difficult to predict and many of which are outside of ReWalk’s control. Important factors that could cause ReWalk’s actual results to differ materially from those indicated in the forward-looking statements include, among others, that the current COVID-19 pandemic has adversely affected and may continue to affect adversely ReWalk‘s business and results of operations and may continue to delay the timing of its periodic financial reporting, and other factors discussed under the heading “Risk Factors” in ReWalk’s annual report on Form 10-K for the year ended December 31, 2019 filed with the SEC and other documents subsequently filed with or furnished to the SEC. Any forward-looking statement made in this report speaks only as of the date hereof. Factors or events that could cause ReWalk’s actual results to differ from the statements contained herein may emerge from time to time, and it is not possible for ReWalk to predict all of them. Except as required by law, ReWalk undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 11, 2020	ReWalk Robotics Ltd.

	By:	/s/ Ori Gon
	Name:	Ori Gon
	Title:	Chief Financial Officer